Perspective Therapeutics Presents Updated Interim Data of [212Pb]VMT-α-NET in its Ongoing Phase 1/2a Clinical Trial at the 2026 ASCO Gastrointestinal Cancers Symposium

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Updated interim results with an additional ~13 weeks of follow-up since the prior update
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[212Pb]VMT-α-NET continues to be well-tolerated
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Updated efficacy analysis suggests durable disease control and deepening of tumor response per RECIST v1.1 in the first 23 patients in Cohort 2 and both patients in Cohort 1
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Objective response in 39% of patients in Cohort 2 regardless of SSTR2 expression profile, including one Cohort 2 patient who experienced an initial objective response pending confirmation since the prior update, and 8 previously reported confirmed responders
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Cohort 3 (6.0 mCi) dose limiting toxicities (DLT) assessment completed as planned; cleared to treat more patients with one additional patient already treated
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Initial efficacy data pending for another 23 patients in Cohort 2 and 8 patients in Cohort 3; submissions to more medical conferences in 2026 are planned, as well as regulatory engagement

SEATTLE – January 9, 2026 – Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company that is pioneering advanced treatments for cancers throughout the body, announced updated interim results from its ongoing Phase 1/2a clinical trial of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor type 2 (SSTR2) expressing neuroendocrine tumors (NETs) are being presented as a poster presentation at the 2026 ASCO Gastrointestinal Cancers Symposium (ASCO-GI), taking place January 8-10 in San Francisco, CA.

Interim results with a data cut-off date of December 10, 2025 formed the basis of the ASCO‑GI update. The presentation includes safety data from 56 patients across three dose cohorts who have received at least one treatment of [212Pb]VMT-α-NET, and efficacy analysis from two patients in Cohort 1 (2.5 mCi) and 23 (half) of the patients in Cohort 2 (5.0 mCi). Results with a data cut-off date of September 12, 2025 were previously presented at the European Society for Medical Oncology (ESMO) Congress 2025 in October 2025. At ESMO, the Company reported safety data on 55 patients across three dose cohorts who had received at least one treatment of [212Pb]VMT-α-NET and interim efficacy data for two patients in Cohort 1 and 23 patients in Cohort 2.

Safety findings based on 56 patients who received at least one treatment:

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The 56 patients in this safety analysis comprised two patients in Cohort 1 (2.5 mCi), 46 patients in Cohort 2 (5.0 mCi), and 8 patients in Cohort 3 (6.0 mCi).
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There were no reports of dose limiting toxicities (DLTs), treatment-related discontinuations, serious renal complications, dysphagia, or clinically significant treatment-related myelosuppression.
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Grade 3 or higher treatment-emergent adverse events were reported in 21 patients (37.5%). One of these patients, who was enrolled in Cohort 3, experienced a transient Grade 4 event (lymphocyte count decrease). This event was transient and resolved without medical intervention. The patient continues to receive [212Pb]VMT-α-NET treatment. There were no Grade 5 events.
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Serious adverse events were reported in five patients, with none deemed related to the study medication.

Anti-tumor activity based on both patients in Cohort 1 and 23 (half) of the patients enrolled in Cohort 2:

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Updated efficacy analysis in the same 25 patients from ESMO was presented with an additional ~13 weeks of follow-up since the previous presentation at ESMO.
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19 of the 25 patients (76%) were without progression and remained alive, including both of the patients in Cohort 1.
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Nine (39%) patients in Cohort 2 were observed to have response according to investigator-assessed RECIST v1.1. Eight (35%) of those responses were confirmed and previously reported at ESMO. One patient experienced an initial response in their most recent tumor assessment after the prior update at ESMO. As the patient remains on study, the patient is expected to receive a subsequent tumor assessment.
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Seven patients were observed to have deepening of best response, including one patient with stable disease.

“With longer follow-up and a growing body of clinical experience, we continue to see evidence of sustained and deepening anti-tumor activity for VMT-α-NET at the dose level evaluated in Cohort 2, while the favorable tolerability profile is maintained, possibly even at a higher dose,” said Vikas Prasad, MD, Professor of Radiology, Mallinckrodt Institute of Radiology, Siteman Cancer Center, Washington University School of Medicine. “These data further support continued dose optimization, and I look forward to discussing the evolving results with the gastrointestinal oncology community as this study progresses.”

Markus Puhlmann, Chief Medical Officer of Perspective, commented, “The updated interim results presented at ASCO-GI continue to support VMT-α-NET’s compelling overall clinical profile at the 5 mCi dose. Meanwhile, for the slightly higher dose (6 mCi), DLT assessment was completed and we are cleared to enroll more patients with one additional patient already treated. With the robust clinical dataset being accrued from strong patient enrollment into our study, we believe we will be able to have meaningful engagement with regulatory agencies during 2026 on proceeding with VMT-α-NET into a registrational trial.”

Thijs Spoor, Chief Executive Officer of Perspective, commented, “The continued progress of the VMT-α-NET program reflects both the strength of our targeted radiopharmaceutical technology platform and our growing capabilities as a clinical-stage oncology company. As we apply insights from our lead programs across the pipeline and further strengthen our internal clinical and manufacturing infrastructure, we remain focused on executing efficiently and delivering meaningful clinical advances for patients.”

About [212Pb]VMT-α-NET

Perspective designed [212Pb]VMT-α-NET to target and deliver 212Pb to tumor sites expressing SSTR2. The Company is conducting a multi-center, open-label, dose-escalation, dose-expansion study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-positive NETs who have not received a prior radiopharmaceutical therapy (RPT) and whose tumors have shown radiological evidence of disease progression in the 12 months prior to enrollment. Interim analysis with a data cut-off date of December 10, 2025 was reported at ASCO-GI in January 2026, including efficacy data on half of the patients in Cohort 2 and both patients in Cohort 1. Initial efficacy data for the remaining patients in Cohort 2 and eight patients in Cohort 3 are pending, and submissions for presentations at additional medical conferences during 2026 are planned.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's neuroendocrine tumor (VMT-α-NET), melanoma (VMT01), and solid tumor (PSV359) programs are in Phase 1/2a imaging and therapy trials in the U.S. The Company is growing its regional network of drug product candidate finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready product candidates for clinical trials and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

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Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com